AMENDMENT NO. 1 TO

                          FUND PARTICIPATION AGREEMENT

                                      AMONG

             FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,
                                       AND
          FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF
                                    NEW YORK

This Amendment is made as of this 3rd day of June, 2004, by and among Federated Securities Corp., Federated Insurance Series, and First Security Benefit Life Insurance and Annuity Company of New York.

                                    RECITALS

WHEREAS, the parties hereto are parties to that certain Fund Participation Agreement dated as of June 20, 2002 (the "Agreement"); and

WHEREAS, the Agreement provides for the payment of certain fees, including 12b-l fees; and

WHEREAS, the parties desire to provide for the payment of 12b-1 fees to First Security Benefit Life Insurance and Annuity Company of New York's affiliate broker-dealer pursuant to a separate agreement, to be executed concurrently herewith (the "Dealer Agreement"); and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby replaced in its entirety with the following:

                                    EXHIBIT C

                             APPLICABLE FEE SCHEDULE

--------------------------------------------------------------------------------
PORTFOLIO                              SUPPLEMENTAL ADMINISTRATIVE SERVICE FEE
--------------------------------------------------------------------------------
Federated High Income Bond Fund II     0.25%
--------------------------------------------------------------------------------
Federated Fund for U.S. Government     0.25%
Securities II
--------------------------------------------------------------------------------

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Except as provided herein, the Agreement shall remain in full force and effect.
The Dealer Agreement, this Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the 3rd day of June 2004.

                                 FEDERATED SECURITIES CORP.


                                 By: /s/ John B. Fisher
                                     -------------------------------------------
                                 Name: JOHN B. FISHER
                                      ------------------------------------------
                                 Title:  PRESIDENT
                                        ----------------------------------------


                                 FEDERATED INSURANCE SERIES


                                 By: /s/ J. Christopher Donahue
                                     -------------------------------------------
                                 Name: J. CHRISTOPHER DONAHUE
                                      ------------------------------------------
                                 Title:
                                        ----------------------------------------


                                 FIRST SECURITY BENEFIT LIFE INSURANCE
                                 AND ANNUITY COMPANY OF NEW YORK


                                 By: /s/ Kalman Bakk Jr.
                                     -------------------------------------------
                                 Name: Kalman Bakk Jr.
                                      ------------------------------------------
                                 Title: Vice President & Chief Marketing Officer
                                        ----------------------------------------

                          FUND PARTICIPATION AGREEMENT

      This AGREEMENT is made this 20th day of June, 2002, by and among First Security Benefit Life Insurance and Annuity Company of New York (the "Insurer"), a life insurance company domiciled in New York, on its behalf and on behalf of the segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); Federated Insurance Series (the "Fund"), a Massachusetts business trust; and Federated Securities Corp. (the "Distributor"), a Pennsylvania corporation.

                                   WITNESSETH

      WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and

      WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder), and

      WHEREAS, the Fund is currently comprised of seventeen separate portfolios, and other portfolios may be established in the future; and

      WHEREAS, the Fund has obtained an order from the SEC dated December 29,1993 (File No.812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

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      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:


ARTICLE I.          SALE OF FUND SHARES

      1.1 The Distributor agrees to sell to the Insurer those shares of the portfolios offered and made available by the Fund and identified on Exhibit B ("Portfolios") that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

      1.2 The Fund agrees to make available on each business day shares of the Portfolios for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

      1.3 The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.

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      1.4   The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Section 2.5 of Article II, Article IV and Article VII of this Agreement is in effect to govern such sales.

      1.5 Upon receipt of a request for redemption in proper form from the Insurer, the Fund agrees to redeem any full or fractional shares of the Portfolios held by the Insurer, executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Provided that the Fund has not suspended the right of redemption in accordance with Section 22(e) of the 1940 Act, such redemption shall be paid by the Fund to SBL on the business day that the Fund receives actual notice of an order to redeem shares. Payment shall be in federal funds transmitted by wire by 6:00 p.m. Eastern time, although Federated will use best efforts to make such payment by 3:00 p.m. Eastern time.

      1.6 For purposes of Sections 1.2 and 1.5, the Insurer shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by the Insurer shall be deemed to be receipt by the Fund for purposes of Rule 22c-l of the 1940 Act; provided that the Insurer will use its best efforts to provide notice of such orders to the Fund on the next following business day prior to 9:30 a.m. Eastern time on such day.

      1.7 The Insurer agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

      1.8 The Insurer shall pay for shares of the Portfolio on the next business day that the Portfolio receives actual notice on an order to purchase shares of the Portfolio. Payment shall be in federal funds transmitted by wire by 6:00 p.m. Eastern time.

      1.9 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

      1.10 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurer of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Fund will

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use its best efforts to provide such notice to the Insurer no later than 7:00
p.m. Eastern time on the day the dividend or distribution is payable. The Insurer hereby elects to reinvest in the Portfolio all such dividends and distributions as are payable on a Portfolio's shares and to receive such dividends and distributions in additional shares of that Portfolio. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

      1.11 The Fund shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. If Fund or its recordkeeping agent provides Insurer with materially incorrect share net asset value information through no fault of Insurer, Insurer, on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Insurer. In the event that such material error is the result of the Fund's (or its designated agent's) gross negligence, the Fund shall be responsible for any of Insurer's administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.


ARTICLE II.         REPRESENTATIONS AND WARRANTIES

      2.1 The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

      2.2 The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under New York law, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

      2.3 The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively, (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

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      2.4   The Insurer represents and warrants that each of the Separate
Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

      2.5 The Insurer represents that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provision of the Code and that it will maintain such treatment and shall notify the Fund and Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

      2.6 The Fund represents and warrants that it is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law and that it does and will comply in all material aspects with the 1940 Act.

      2.7 The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

      2.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Code and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurer immediately upon having a reasonable basis fore believing that any Portfolio has ceased to so qualify or that it might not so qualify in the future.

      2.9 The Fund represents and warrants that each Portfolio currently complies, and will continue to comply, with the diversification provisions of
Section 817(h) of the Code and the regulations issued thereunder (or any successor or similar provision) relating to the diversification requirements for variable life insurance policies and variable annuity contracts, and will notify Insurer immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply in the future and will immediately take all reasonable steps to adequately diversify the portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

      2.10 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

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      2.11. The Fund represents that to the extent that a Portfolio has adopted a plan to finance distribution or other related expenses pursuant to Rule 12b-l under the 1940 Act, that the board of trustees, a majority of whom are not interested persons of the Fund, has formulated and approved the plan in compliance with Rule 12b-l. Further, to the extent a Portfolio should decide to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-l to finance distribution expenses.

      2.12 The Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with any applicable federal and state securities laws.

      2.13 Distributor represents that it will sell and distribute the Trust's share in accordance with any applicable state and federal securities laws.

      2.14 The Fund represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required by Rules 17g(l) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.15 The Distributor represents and warrants that the Fund's investment adviser is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that such investment adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

      2.16 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

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


ARTICLE III.        GENERAL DUTIES

      3.1 The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary to perform its obligations under this Agreement.

      3.2 The Insurer shall take all such actions as are necessary under applicable federal and state law to permif the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

      3.3 The Insurer shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

      3.4 The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

      3.5 During such time as the Fund engages in Mixed Funding or Shared Funding, a majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("Disinterested Trustees"), as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Section 3.8 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the Fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

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


      3.6 The Insurer and its agents will not in any way recommend any proposal or oppose or interfere with any reasonable proposal submitted by the Fund at a meeting or owners of Variable Contracts or shareholders of the Fund, and will in no way recommend, oppose or interfere with the solicitation of proxies for Fund shares held by Contract Owners, without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

      3.7 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


ARTICLE IV.         POTENTIAL CONFLICTS

      4.1 During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Article IV.

      4.2 The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and
(2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

      4.3 The Insurer agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. The Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, the Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its

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responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurer to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Insurer shall carry out its responsibility under this Section 4.3 with a view only to the interests of the Variable Contract Owners.

      4.4 The Insurer agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's Disinterested Trustees that a material irreconcilable conflict exists, the Insurer shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees of the Board of the
Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Insurer's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurer shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the Disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. The Insurer shall not be required by this
Section 4.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.

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      4.5   The Insurer, at least annually, shall submit to the Fund's Board of
Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

      4.6 All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

      4.7 The Board of Trustees of the Fund shall promptly notify the Insurer in writing of its determination of the existence of an irreconcilable material conflict and its implications.


 ARTICLE V.         PROSPECTUSES AND PROXY STATEMENTS; VOTING

      5.1 The Insurer shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law.

      5.2 The Distributor shall provide the Insurer with as many copies of the current prospectus of the Fund as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or In camera-ready copy) and other assistance as is reasonably necessary in order for the Insurer to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The Fund shall bear the expense of printing and distributing copies of its current prospectus that will be distributed to existing Variable Contract Owners (regardless of whether the prospectus is printed by the Fund and provided to the Insurer, or whether the prospectus is printed by the Insurer by virtue of having received a copy set in type or in camera ready form), and the Insurer shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Variable Contracts issued by the Insurer.

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      5.3   The Fund and the Distributor shall provide, at the Fund's expense, such copies of the Fund's current Statement of Additional Information ("SAP") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI.

      5.4 The Fund, at its expense (and regardless of whether such documents are printed by the Fund and provided to the Insurer, or whether such documents are printed by the Insurer by virtue of having received a copy set in type or in camera ready form), shall provide the Insurer with copies of its proxy statements, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The costs of proxy materials paid for by the Fund shall include, but not limited to, the costs of proxy cards, notices, statements and tabulation costs. The Fund, at the Insurer's expense, shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request for use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy statements, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Insurer to print such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer.

      5.5 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Insurer shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. The Insurer shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Insurer shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as

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


the votes cast with respect to shares of the Portfolio held in all Separate Accounts of the Insurer or subaccounts thereof, in the aggregate.

      5.6 During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies the Insurer that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.

ARTICLE VI.         SALES MATERIAL AND INFORMATION

      6.1 The Insurer shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof) or its investment adviser or the Distributor is named at least 5 business days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Fund and the Distributor or the designee of either approve the material or do not respond with comments on the material within 5 days from receipt of the material.

      6.2 The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund/ or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.

      6.3 The Fund or the Distributor or the designee of either shall furnish to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 5 business days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 5 days from receipt of the material:

      6.4 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Accounts, or the Variable Contracts issued by the Insurer, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

      6.5 The Fund will provide to the Insurer at least one complete copy of the Mixed and Shared Funding Exemptive Application and any amendments thereto, all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

      6.6 The Insurer will provide to the Fund all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Insurer or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions relating to the Fund, and all amendments or supplements to any of the above that relate to the Variable Contracts issued by the Insurer or the Separate Accounts which utilize the Fund as an underlying investment medium, promptly after the filing of such document with the SEC or other regulatory authority.

      6.7 For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VII.        INDEMNIFICATION

      7.1   INDEMNIFICATION BY THE INSURER

            7.1(a) The Insurer agrees to indemnify and hold harmless the Fund, each of its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Insurer or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

                    (ii) arise out of or as a result of any statement or
            representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Insurer or the Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Insurer; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;

except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

            7.1(b) The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.

            7.1(c) The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action. The Insurer also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            7.1(d) The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Insurer or the operation of the Fund.

      7.2   INDEMNIFICATION BY THE DISTRIBUTOR

            7.2(a) The Distributor agrees to indemnify and hold harmless the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                    (ii) arise out of or as a result of any statement or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor the Fund or any employees or agents of either) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading/ if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

            7.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

            7.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at is own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            7.2(d) The Insurer shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

      7.3   INDEMNIFICATION BY THE FUND

            7.3(a) The Fund agrees to indemnify and hold harmless the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

                    (ii) arise out of or as a result of any statement or
            representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund, or the affiliates, employees, or agents of the Fund, with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

                    (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

except to the extent provided in Sections 7.3(b) and 7.3(c) hereof.

            7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

            7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such party shall have notified the Fund in writing within a reasonable time after the summons or other first legal-process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            7.3(d) The Insurer shall promptly notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the sale of the Fund's shares.

ARTICLE VIII.       APPLICABLE LAW

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

      8.2 This Agreement shall be subject to the provisions of the 1933,1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.         TERMINATION

      9.1   This Agreement shall terminate:

            (a) at the option of any party upon 180 days advance written notice to the other parties; or

            (b) at the option of the Insurer if shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or

            (c) at the option of the Fund or the Distributor upon institution of formal proceedings against the Insurer or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Fund shares; or

            (d) at the option of the Insurer upon institution of formal proceedings against the Fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

            (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or

            (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or

            (g) by any party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its Disinterested Trustees, that an irreconcilable conflict, as described in Article IV hereof, exists; or

            (h) at the option of the Insurer if the Fund or a Portfolio fails to meet the requirements under Subchapter M of the Code for qualification as a Regulated Investment Company specified in Section 2.8 hereof or the diversification requirements specified in Section 2.9 hereof.

      9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Insurer shall give 60 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.1(e) hereof.

      9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Insurer shall not redeem Fund shares attributable to the Variable Contracts issued by the Insurer (as opposed to Fund shares attributable to the Insurer's assets held in the Separate Accounts), and the Insurer shall not prevent Variable Contract Owners from allocating payments to a Portfolio, until 30 days after the Insurer shall have notified the Fund or Distributor of its intention to do so.

      9.4 Notwithstanding any termination of this Agreement, the Fund and the Distributor shall at the option of the Insurer continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Portfolios of the Fund and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Contracts make additional purchase payments under the

Existing Contracts. If this Agreement terminates, the parties agree that Sections 3.7., 7.1, 7.2, 7.3, 8.1, and 8.2, will remain in effect after termination. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Existing contract, except that the Fund and Distributor shall have no further obligation to make Fund shares available to any Contracts other than Existing Contracts.

ARTICLE X.          NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      IF TO THE FUND:
            FEDERATED INSURANCE SERIES
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, Pennsylvania 15222-3779
            Attn: John W. McGonigle

      If to the Distributor:
            FEDERATED SECURITIES CORP.
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, Pennsylvania 15222-3779
            Attn: John W. McGonigle

      If to the Insurer:
            FIRST SECURITY BENEFIT LIFE INSURANCE & ANNUITY COMPANY OF NEW YORK 70 West Red Oak Lane, 4th Floor
            White Plains, NY 10604
            Attn: Chief Administrative Officer

            With a copy to:

            SECURITY BENEFIT LIFE INSURANCE COMPANY
            One Security Benefit Place
            Topeka, Kansas 66636
            Attention: General Counsel

ARTICLE XI:         MISCELLANEOUS

      11.1 The Fund and the Insurer agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Insurer shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form.

      11.2 A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

      11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.

      11.4 Insurer, on behalf of its separate accounts will be the sole shareholder of record of Fund shares. Fund and Distributor recognize that they may derive a substantial savings in distribution and administrative expenses by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the savings resulting from having a sole shareholder rather than multiple shareholders, Distributor, and/or Fund, as applicable, agrees to pay to Insurer or its designated NASD registered broker-dealer affiliate in accordance with Exhibit C hereto. Where any supplemental administrative services, shareholder services or distribution services (as defined by the National Association of Securities Dealers) or equivalent fee is payable under the Agreement, the applicable fee, as of the effective date of this Amendment, shall be as set forth in Exhibit C attached hereto, per annum of the average aggregate monthly net asset value of shares of the Fund held by the Accounts, unless otherwise herein specified, in accordance with the terms of the Agreement. Such fee shall be paid in arrears at least quarterly. Each period's fee shall be determined based on assets held by the Accounts at the end of each period and each period's fee will be independent of every other period's fee. Such fee shall be due and payable automatically within 45 (forty five) days after the last day of the period to which such payment relates. In the event of late payment, Insurer will send Distributor a detailed invoice regarding such payment.

      11.5 It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Insurer has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Insurer shall forthwith cease to use such name (or derivative or logo).

      11.6 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.7 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.8 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.9 This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement

      11.10 The parties hereto acknowledge that any non-public personal information (as defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 [the "Act"]) of contract owners (including beneficial owners) invested in the Accounts provided by Insurer to the Fund or Distributor will be disclosed or utilized solely to carry out the terms of the Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the Act. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

      11.11 None of the parties hereto shall be liable to the other for any losses, damages, costs, charges, counsel fees, payments, expenses or liability ("Liabilities") due to any failure, delay or interruption in performing its obligations under this Amendment and without the fault or gross negligence of such party, insofar as such Liabilities are due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and warlike operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         FEDERATED INSURANCE SERIES

ATTEST: /s/ C. Grant Anderson            BY: /s/ J. Christopher Donahue
        -----------------------------        ---------------------------------

Name:   C. Grant Anderson                Name:   J. Christopher Donahue
      -------------------------------          -------------------------------

Tital:  Assistant Secretary              Title:  President
       ------------------------------           ------------------------------


                                         FEDERATED SECURITIES CORP.

ATTEST: /s/ Kirk A. Montgomery           By: /s/ John B. Fisher
        -----------------------------        ---------------------------------

Name:   Kirk A.  Montgomery              Name:   John B. Fisher
      -------------------------------          -------------------------------

Title:  Secretary                        Title:  President-Institutional Sales
       ------------------------------           ------------------------------


                                         FIRST SECURITY BENEFIT LIFE
                                         AND ANNUITY INSURANCE
                                         COMPANY OF NEW YORK

ATTEST: /s/ Chris Swickard               By: /s/ Roger K. Viola
        -----------------------------        ---------------------------------
Name:   Chris Swickard                   Name:   Roger K. Viola
      -------------------------------          -------------------------------
Title:  Attorney                         Title:  VP, General Counsel &
       ------------------------------           ------------------------------
                                                 Secretary

                                    EXHIBIT A


                           Variable Annuity Account A

                             NAIC Company Code 60084

                                    EXHIBIT B


              Federated High Income Bond Fund II - (Service Shares)

                Federated Fund for U.S. Government Securities II

                                    EXHIBIT C

                             APPLICABLE FEE SCHEDULE


                                      SUPPLEMENTAL
                                      ADMINISTRATIVE
PORTFOLIO                             SERVICE FEE           12B-L FEE*
---------                             --------------        ----------

Federated High Income Bond Fund II
(Service Shares)(250)                     0.25%               0.25%

Federated Fund for U.S. Government
Securities II(334)                        0.25%                NA

* In accordance with applicable NASD Rules, 12b-l fees will be paid to affiliated registered broker-dealer as designated by Insurer.